EXHIBIT 1

                              RIVER VALLEY BANCORP

                           765,000 to 1,035,000 Shares
                                       of
                                  COMMON STOCK
                               (without par value)

                       Subscription Price $10.00 Per Share

                             SALES AGENCY AGREEMENT



                                                                  ________, 1996


Trident Securities, Inc.
Suite 400
4601 Six Forks Road
Raleigh, North Carolina 27609

Gentlemen:

      River  Valley  Bancorp,  a  corporation  formed  under the laws of Indiana
(hereinafter referred to as the "Company"), and Madison First Federal Savings and Loan Association, a federal savings and loan association formed under the laws of the United States (hereinafter referred to as the "Association"), hereby confirm their respective agreements with Trident Securities, Inc., a corporation formed under the laws of North Carolina (hereinafter referred to as "Trident") as follows:

      1. The Offering. The Company was incorporated on May 22, 1996, for the purpose of serving as a savings and loan holding company and a bank holding company which will own of record all of the shares of common stock to be issued by the Association in the conversion of the Association from the mutual form to the capital stock form of organization (hereinafter referred to as the "Conversion") pursuant to a Plan of Conversion adopted by the Board of Directors of the Association on March 5, 1996 (hereinafter referred to as the "Plan of Conversion"), and in accordance with the regulations of the Office of Thrift Supervision (hereinafter referred to as the "OTS"). As set forth in the Plan of Conversion, the Company intends to conduct a subscription offering in which a minimum of 765,000 and a maximum of 1,035,000 shares (subject to a possible increase to 1,190,250 shares) of common stock of the Company, without par value (hereinafter referred to as the "Shares"), will be offered to certain


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eligible  subscribers  at a  purchase  price of $10.00  per  Share  (hereinafter referred to as the "Subscription Offering") in accordance with the terms and subject to the conditions of the Plan of Conversion and the Prospectus (as hereinafter defined). Simultaneously with the Subscription Offering, the Company intends to offer the Shares to the public in a direct community offering (hereinafter referred to as the "Community Offering").

         In a transaction which is currently expected to occur simultaneously with the consummation of the Conversion, the Company will acquire 120,429 shares of common stock, $8.00 par value per share, of Citizens National Bank of Madison ("Citizens"), a national banking association (the "Citizens Shares"), which constitute 95.6% of Citizens' issued and outstanding capital stock, pursuant to the terms of an Amended and Restated Stock Purchase Agreement dated March 4, 1996 ("Purchase Agreement"). The Company's acquisition of the Citizens Shares pursuant to the Purchase Agreement is hereinafter referred to as the "Acquisition." Upon consummation of the Acquisition, the Company will own of record the Citizens Shares and will act as the bank holding company of Citizens.

         The Association and Citizens are hereinafter referred to as the "Institutions."

         The Company has been advised by Trident that Trident will utilize its best efforts to assist the Company and the Association in the completion of the Conversion and to assist the Company and the Association with the sale of the Shares in the Subscription Offering and in the Community Offering. At the time of the execution of this Sales Agency Agreement (hereinafter referred to as this "Agreement"), the Company delivered to Trident the Prospectus for use in the Subscription Offering and in the Community Offering. The Prospectus contains information with respect to the Company, the Institutions and the Shares.

         2. Representations and Warranties. The Company and the Association, jointly and severally, represent and warrant to Trident that:

         (a) The Company has filed with the Securities and Exchange Commission (hereinafter referred to as the "Commission") a Registration Statement on Form S-1 (Registration No. 333- 5121) and an amendment or amendments thereto, in respect of the registration of the Shares under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"). The Registration Statement complies in all material respects with the Act and the Regulations (as hereinafter defined). The Registration Statement became effective under the Act on ___________________, and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the Commission. Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein referred to as the "Registration Statement" and the Prospectus on file with the Commission at the time the Registration Statement became effective is herein referred to as the "Prospectus"; provided, however, that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated


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under the Act (herein referred to as the "Regulations") differs from the form of
Prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time such prospectus is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

         (b) The Association has filed with the OTS an Application for Approval of Conversion on Form AC, including exhibits and amendments and/or supplements thereto (hereinafter referred to as the "Form AC"). The Form AC complies in all material respects with the rules and regulations of the OTS. The Form AC has been approved by the OTS and such approval is in full force and effect. The Proxy Statement, which is included in the Form AC as Form PS, and the Prospectus, which is included in the Form AC as Form OC, have been approved for use by the OTS and such approval is in full force and effect. No order has been issued by the OTS preventing or suspending the use of such Proxy Statement or the Prospectus. No action by or before the OTS revoking such approvals or orders of effectiveness is pending or, to the knowledge of the Association, threatened.

         (c) The Company has filed with the OTS an Application on Form H-(e)l-S, including exhibits and amendments and/or supplements thereto (hereinafter referred to as the "Form H-(e)l-S"), for approval of the acquisition of the common stock to be issued by the Association in connection with the Conversion. The Form H-(e)l-S complies in all material respects with the rules and regulations of the OTS. On the Closing Date (hereinafter defined), the Form H-(e)l-S and the acquisition by the Company of all of the common stock of the Association to be issued by the Association in connection with the Conversion will each have received the approval of the OTS.

         (d) The Company has filed with the Board of Governors of the Federal Reserve Board ("FRB") an Application To Form Holding Company on Form FR Y-3, including exhibits and amendments and/or supplements thereto (hereinafter referred to as the "Form FR Y-3"), to become a bank holding company and for approval of the acquisition of the Citizens Shares pursuant to the Purchase Agreement. The Form FR Y-3 complies in all material respects with the Bank Holding Company Act ("BHCA"), the rules and regulations promulgated thereunder or any other applicable rules or regulations of the FRB. On the Closing Date (hereinafter defined), the Form FR Y-3 and the acquisition by the Company of the Citizens Shares pursuant to the Purchase Agreement will each have received the approval of the FRB. No action by or before the FRB revoking such approvals or orders of effectiveness is pending or, to the knowledge of the Company, threatened.

         (e) As of the effective date, the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of the Prospectus, the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to


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be stated therein or necessary to make the statements  therein,  in the light of the circumstances under which they were made, not misleading. Representations or warranties in this subparagraph (e) shall not apply to statements or omissions which relate to Trident and which were made in reliance upon and in conformity with written information furnished to the Company or the Association by or on behalf of Trident expressly for use in the Registration Statement and/or the Prospectus.

         (f) The Company is a corporation duly organized and validly existing under the laws of the State of Indiana with full power and authority to own its properties and conduct its business as set forth in the Prospectus. The Company has all necessary corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, all of which are in full force and effect, and the Company is in all material respects complying therewith.

         (g) The Association is a mutual savings association duly organized, validly existing and in good standing under the laws of the United States with full power and authority to own its properties and conduct its business as set forth in the Prospectus and is a member in good standing of the Federal Home Loan Bank of Indianapolis. The Association has all necessary corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. The deposit accounts of the Association are insured up to applicable limits by the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"). The Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, all of which are in full force and effect, and the Association is in all material respects complying therewith.

         (h) The Plan of Conversion has been adopted by the Boards of Directors of the Association and the Company and, before the Closing Date, will be adopted by the members of the Association. As of the date of this Agreement, no person has sought to obtain review of the final action of (i) the OTS in approving the Plan of Conversion, the Conversion or the Form H-(e)1-S pursuant to the Home Owners' Loan Act ("HOLA"), as amended, or any other statute or regulation or
(ii) the FRB in approving the Company's application to acquire the Citizens Shares or the Form FR Y-3 pursuant to the BHCA or any other applicable rule or regulation.

         (i) Upon the effectiveness of the amendment of the Association's Charter and Bylaws in accordance with the rules and regulations of the OTS, and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and the Plan of Conversion, (i) the Association will be converted pursuant to the Plan of Conversion to a capital stock savings and loan association duly organized, validly existing and in good standing under the laws of the United States with full power and authority to own its property and conduct its business as described in the Prospectus; (ii) all of the outstanding capital stock of the Association will be owned of record and beneficially by the Company, free and clear of all liens, charges, encumbrances or restrictions, and
(iii) the Company will have no directly-owned wholly-owned subsidiaries other than the Association (and Citizens, if the Acquisition closes on the date of


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consummation of the Conversion) and will own no equity  securities in any entity or business enterprise other than the shares of the Association, the Citizens Shares and the shares of the Subsidiaries (as hereinafter defined) or as otherwise disclosed in the Prospectus.

         (j) Each of the Company and the Association is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the conduct of its business requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on either the Company or the Association.

         (k) The Subsidiaries (as hereinafter defined) are the wholly-owned direct or indirect subsidiaries of the Association. The Subsidiaries have been duly organized and are validly existing and in good standing under the laws of the State of Indiana with full power and authority to own their properties and conduct their businesses as described in the Prospectus, and the Subsidiaries are not required to be qualified to do business as foreign corporations in any jurisdiction where non-qualification would have a material adverse effect on the Association, the Subsidiaries and the Company taken as a whole. Each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus, and all such licenses, certificates and permits are in full force and effect and the Subsidiaries are in all material respects complying therewith. All of the outstanding stock of the Subsidiaries has been duly authorized and is fully paid and nonassessable, and such stock is owned directly or indirectly by the Association free and clear of any liens or encumbrances. The activities of the Subsidiaries are permitted to subsidiaries of a federally chartered savings association by virtue of the applicable rules and regulations of the OTS and Indiana law (except as to such specific exceptions as may have been granted by any of such agencies); provided, however, that the operations of the Subsidiaries may require divestiture as a result of the Holding Company's acquisition of the Citizens Shares. The Subsidiaries have good and marketable title to all assets material to their businesses and to those assets described in the Prospectus, if any, free and clear of all material liens, charges, encumbrances or restrictions.

         (l) Each of the Company and the Association has good, marketable and insurable title to all assets material to their respective businesses and to those assets described in the Prospectus as owned by the Company or the Association, free and clear of all material liens, charges, encumbrances or restrictions, except as set forth in the Prospectus. All of the leases and subleases material to the business of the Company and the Association under which any one of them holds properties, including those set forth in the Prospectus, are in full force and effect as described therein.

         (m) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Association and constitutes the valid and legally binding obligation of each of the Company and the Association, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity and except as the


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obligations  of the  Company and the  Association  under the  indemnization  and contribution provisions of Sections 7 and 8 hereof may be unenforceable or against public policy.

         (n) The Conversion will constitute a tax free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction under the laws of Indiana to the Association or to persons receiving subscription rights in accordance with the Plan of Conversion. The Association and Trident have received the opinion of Barnes & Thornburg, special counsel to the Association, with respect to the federal and Indiana state tax consequences of the Conversion, a copy of which is included as Exhibit 8(1) to the Registration Statement. The facts relied upon by such counsel as set forth in such opinion are accurate and complete as of the date of such opinion.

         (o) Each of the Company and the Association has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the terms and conditions hereof. Without limiting the generality of the foregoing sentence, the Company has the power, authority, authorizations, approvals and orders to issue and sell the Shares to be sold by the Company in accordance with this Agreement and the Association has the power, authority, authorizations, approvals and orders to issue and sell the shares of its capital stock to the Company as provided in the Plan of Conversion, subject to the issuance to the Association of an amended Charter in the form required for a federal stock savings and loan association (hereinafter referred to as the "Stock Charter"). The form of the Stock Charter has been approved by the OTS.

         (p) Each of the Company and the Association has all such power, authority, authorizations, approvals and orders as may be required to enter into the Purchase Agreement and to carry out the terms and conditions thereof. Without limiting the generality of the foregoing sentence, the Company and the Association have the power, authority, authorizations, approvals and orders to acquire the Citizens Shares in accordance with the Purchase Agreement and the Company has the power, authority, authorizations, approvals and orders to become the bank holding company for Citizens as provided in the Form FR Y-3. The obligations of the Purchase Agreement constitute a valid and legally binding obligation of each of the Company and the Association, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity.

         (q) Neither the Company nor the Association is in violation of any rule or regulation of the Commission, the OTS or the FDIC which might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets or properties of the Company or the Association. The Association is not subject to any directive from the OTS or the FDIC (or their predecessors) to make any change in the method of conducting its business or affairs and has conducted its business in material compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and order of the FHLB of Indianapolis, the OTS and the FDIC, or their predecessors). Except as set forth in the


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Prospectus,  there is not  pending  or, to the  knowledge  of the Company or the
Association, threatened any litigation, charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body which, individually or in the aggregate, might affect the performance of the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby or which, individually or in the aggregate, might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company or the Institutions considered as one enterprise.

         (r) The financial statements of the Association which are included in the Registration Statement and are part of the Prospectus fairly present the statements of financial condition, statements of income, statements of changes in equity capital and statements of cash flows of the Association and its wholly-owned subsidiaries, Madison First Service Corporation and McCauley Insurance Agency, Inc. ("Subsidiaries") at the respective dates thereof and for the respective periods covered thereby and comply in all material respects with the applicable accounting requirements of the Commission and the OTS. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as specifically noted in such financial statements, and are true, complete and correct and fairly present the financial position of the Association. The tabular information in the Prospectus accurately presents the information purported to be shown thereby at the respective dates and for the respective periods covered thereby.

         (s) There has been no material adverse change in the condition (financial or otherwise) of the Company or the Association or in the assets, properties, operations, earnings or business prospects of the Company or the Association since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein. The capitalization, assets, properties and business of each of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus as of the date specified and, since such date, there has been no material adverse change in either the condition (financial or otherwise) of the Company or the Association or in the assets, properties, operations, earnings or business prospects of the Company or the Association, except as referred to therein. Neither the Company nor the Association has any material contingent liabilities of any kind, except as set forth in the Prospectus.

         (t) No material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of either the Company or the Association or, to their knowledge, on the part of any other party, including Citizens, in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition (financial or otherwise) of the Company or the Association. Such agreements are in full force and effect, and no other party to any such agreement has instituted or, to their knowledge, threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder.

         (u) Neither the Company nor the Association is in violation of their respective charter, articles of incorporation, code of bylaws or bylaws or in default in any material respect in the


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performance of any material obligation,  agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness by which it is bound. The execution, delivery and fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the respective charter, articles of incorporation, code of bylaws or bylaws of the Company or the Association or, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under any agreement, indenture or other instrument by which the Company or the Association is bound, or under any governmental license or permit or any law, administrative regulation or authorization, approval, order or court decree, injunction or order to which the Company or the Association is subject.

         (v) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date (hereinafter defined), except as otherwise may be indicated or contemplated therein, neither the Company nor the Association will issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the Federal Home Loan Bank of Indianapolis and other borrowings in the ordinary course of business, or enter into any other transaction not in the ordinary course of business which is material in light of the businesses and properties of the Company or the Institutions considered as one enterprise.

         (w) No equity or debt securities of the Company have ever been issued or are outstanding. Upon the consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the caption "Capitalization," adjusted to give effect to the actual sale of the Shares. The offer, sale and issuance of the Shares have been duly authorized by all necessary action of the Company and approved by the OTS. When issued in accordance with the terms of the Plan of Conversion, the Shares will be validly issued, fully paid and nonassessable, will conform to the description thereof set forth in the Prospectus and will be issued in full compliance with all securities laws applicable to the Company or the
Association. The issuance of the Shares is not subject to preemptive rights. Good title to the Shares will be transferred to the purchasers thereof upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens created by the Company or the Association. The certificates evidencing the Shares will conform with the requirements of applicable laws and regulations.

         (x) No equity securities of the Association have ever been issued or are outstanding. The sale and issuance of the capital stock of the Association to the Company have been duly authorized by all necessary action of the Association and the Company and approved by the OTS. Immediately after the Closing Date, the authorized capital of the Association will consist of 1,000 shares of common stock, par value $.01 per share, 1,000 of which will be issued to and held of record by the Company, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which will be issued or outstanding. When issued to the Company in accordance with the terms of the Plan of Conversion, such shares of common stock will be validly issued, fully paid and nonassessable and will be issued in full compliance with all securities laws applicable to the Association or the Company. There are no preemptive rights


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or rights to subscribe  for or to purchase any  securities  of the  Association.
None of the shares of such capital stock will be issued in violation of any rights of any member of the Association. Good title to such capital stock will be transferred to the Company upon issuance thereof against the payment to the Association of all but 60% of the net proceeds of the sale of the Shares, after giving effect to the loan to be made by the Holding Company to its employee stock ownership plan (the "ESOP Loan"), in cash, free and clear of all claims, encumbrances, security interests and liens whatsoever. Upon the consummation of the Conversion, the liquidation account will be duly established in accordance with the requirements of the OTS and the Plan of Conversion.

         (y) At the Closing Date, the Company and the Association will have satisfied all conditions precedent to, and conducted the Conversion in all material respects in accordance with the Plan of Conversion, the Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and conditions precedent to the consummation of the transactions contemplated by the Plan of Conversion, the Acquisition, the approval of the Form AC and the Form H-(e)l-S imposed upon them by the OTS.

         (z) At the Closing Date, the Company and the Association will have satisfied all conditions precedent to, and conducted the Acquisition in all material respects in accordance with the Purchase Agreement, the Form FR Y-3, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the consummation of the Acquisition and the approval of the Form FR Y-3 imposed upon them by the FRB.

                  (aa) Upon consummation of the Acquisition, the purchase of the Citizens Shares by the Company, the authorized capital stock of Citizens will consist of 150,000 shares of common stock, par value $8.00 per share, 120,429 of which will be owned of record and held by the Company. When purchased by the Company in accordance with the terms of the Purchase Agreement, the Citizens Shares will be validly issued, fully paid and nonassessable and will be held by the Company in full compliance with all applicable securities laws. There are no preemptive rights or rights to subscribe for or to purchase any securities of Citizens. Good title to the Citizens Shares will be transferred to the Company upon issuance thereof against the payment pursuant to the Purchase Agreement of $3,010,715 of the gross proceeds of the sale of the Shares, in cash, free and clear of all claims, encumbrances, security interests and liens whatsoever.

                  (bb)  Appropriate  arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for (hereinafter referred to as the "Escrow Account") were made before the commencement of the Subscription Offering, with provision (i) for prompt refund to the subscribers if the minimum number of Shares is not sold within the period prescribed by the Plan of Conversion and Prospectus or if the transactions contemplated by the Prospectus and Plan of Conversion are otherwise not consummated or (ii) for delivery to the Company if the minimum number of Shares is sold and the transactions contemplated by the Prospectus and Plan of Conversion are consummated.

                  (cc) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares, except (i) the approval of the OTS and FRB, (ii) the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the OTS, (iii) the issuance to the Association of the Stock Charter by the OTS, (iv) the approval of the Form H-(e)1-S, (v) the approval by the National Association of Securities Dealers, Inc. (the "NASD") of the fairness of the compensation to be paid to Trident pursuant to this Agreement,
(ii) the approval of the Form FR Y-3, (vii) the listing of the Shares on the NASDAQ Small Cap Market, and (viii) as may be otherwise required under the securities laws of various jurisdictions.

                  (dd) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Form AC, the Form H-(e)1-S and/or the Form FR Y-3 have been filed with the Commission, the OTS and/or the FRB.

                  (ee) Grant Thornton LLP, the public accounting firm which has certified the financial statements and supporting schedules of the Association included in the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA") and 12 C.F.R. ss. 571.2(c)(3). Sherman, Barber & Mulliken and Alexander X. Kuhn & Co., the public accounting firms which have certified the financial statements and supporting schedules of Citizens included in the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Ethics of the AICPA and 12 C.F.R. ss. 571.2(c)(3).

                  (ff) Each of the Company and the Association has (i) timely filed all required federal, state and foreign tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, (ii) paid all taxes that have become due and (iii) made adequate reserves for similar future tax liabilities.

                  (gg) The records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agent for use during the Conversion are reliable and accurate.

                  (hh) The Association has not engaged in any transaction in connection with which the Association or the Company could be subject to either a civil penalty assessed pursuant to Section 502(i) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended. No material liability to the Pension Benefit Guaranty Corporation has been or is expected by the Association to be incurred by the Company or the Association with respect to any pension plan subject to ERISA (a "Pension Plan"). There has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any Pension Plan and no event or condition which presents a material risk of the termination of any Pension Plan by the Pension Benefit Guaranty Corporation. Full payment has been made of all amounts which the Association is required, under the terms of any Pension Plan, to have paid as contributions to such Pension Plan as of the date hereof, and no "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan.

                  (ii) Keller & Company, Inc. (the "Appraiser"), the corporation which prepared an appraisal of the estimated pro forma fair market value of the Company and the Association, has advised the Company, the Association and Citizens that the Appraiser is independent with respect to each of them within the meaning of the Conversion Regulations.

                  (jj) The Company and the Association are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Association has any reason to believe that the
Company or the Association is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Association, threatened against the Company or the Association relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Association or, to their best knowledge, has occurred on, in, at or about any of the facilities or properties of the Company or the Association, except such disposal, release or discharge which, if discovered, would not have a material adverse effect on the Company and the Association.

                  (kk) The seller of the Citizens Shares identified in the Purchase Agreement has good and marketable title to these shares and has authority to sell the Citizens Shares to the Company pursuant to the Purchase Agreement.

                  (ll) All of the loans represented as assets of the Association on the most recent financial statements of the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of 12 C.F.R. Part 226 ("Regulation Z")), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company or the Association, taken as a whole.

                  (mm) Neither the Company nor the Association nor any employee of the Company or the Association, has made any payment of funds of the Company or the Association prohibited by law, and no funds of the Company or the Association have been set aside to be used for any payment prohibited by law.

                  (nn) No labor dispute with the employees of the Company or the Association exists or, to the actual knowledge of the Company or the Association, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business of the Company and the Association, taken as a whole.

                  (oo) The Company and the Association are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

                  (pp) The Company has received approval, subject to regulatory approval to consummate the Conversion and issue the Shares and subject to certain other standard conditions, to have the Shares quoted through the NASDAQ Small Cap Market effective on the Closing Date.

     3. Retention of Trident. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Association hereby agree with Trident as follows:

      (a) Assistance with Conversion. The Association and the Company hereby retain Trident to assist the Association and the Company in the Conversion by
(i) training and educating the Association's employees in respect of the mechanics and regulatory requirements of the conversion process; (ii) keeping records of all subscriptions for the Shares; and (iii) obtaining proxies from the Association's members for use at the Special Meeting of Members at which the Conversion is to be considered.

      (b) Assistance with Community Offering. The Association and the Company hereby retain Trident to act as the exclusive agent of the Association and the Company in assisting in the sale of the Shares in the Community Offering; provided, however, that the Association and the Company acknowledge and agree that Trident may offer to other NASD-registered broker dealers selected by the Association and Trident ("Selected Dealers") the opportunity to solicit subscriptions for the Shares to be sold in the Community Offering on a best efforts basis pursuant to the terms and conditions of Selected Dealer Agreements between Trident and such Selected Dealers. Trident and the Association will determine the Selected Dealers to assist the Association during the Community Offering. Preference in the Community Offering shall be given to residents of Jefferson County, Indiana.

      (c) Other Matters. Subscriptions shall be offered in the Subscription Offering only during the subscription period by means of Order Forms as described in the Prospectus and may be offered in the Community Offering by means of Order Forms or by solicitations of indications of interest from customers of Trident or Selected Dealers residing in those states in which the Shares may be qualified for offer and sale. The Association and the Company shall notify Trident promptly after the expiration of the Subscription Offering of the number of Shares sold in the Subscription Offering and the aggregate number of Shares remaining available to be sold in the Community Offering. The Association and the Company shall provide Trident with any information (which shall be accurate and reliable) necessary to assist Trident in allocating the Shares in the event of an oversubscription. The Association and the Company, jointly and severally, shall indemnify and hold harmless each of Trident and the Selected Dealers against any losses, claims, damages or liabilities resulting from reliance under any records of depositors, borrowers and other members of the Association delivered to Trident by the Association or its agents for use during the Conversion.

      Trident agrees that any Selected Dealer Agreements between Trident and Selected Dealers will provide that Selected Dealers will solicit indications of interest from their customers to place orders for the purchase of Shares as of a certain date (the "Order Date") and, upon request by Trident, (i) submit orders to purchase Shares, for which they have previously received indications of interest from their customers, (ii) mail confirmations of receipt of orders to each subscriber confirming interest on the business day following the Order Date, (iii) debit accounts of such subscribers on the third business day from the Order Date ("Settlement Date"), and (iv) forward completed Order Forms together with such funds to the Association on the Settlement Date for deposit in a segregated account.

         (d) Fees and Expenses.

                  (i) As compensation for Trident's services hereunder, the Company and the Association, jointly and severally, agree to pay Trident compensation and reimbursement as follows: (I) a management fee in the amount of one-half of one percent (0.5%) of the aggregate dollar amount of shares sold in the Subscription Offering and the Community Offering; (II) a commission equal to two percent (2.0%) of the aggregate dollar amount of shares sold in the Subscription Offering, excluding any Shares sold to the Association's or Citizens' directors, executive officers (including shares sold to "associates" as that term is defined in the Plan of Conversion) or employee stock ownership plan; and (III) a commission equal to two percent (2%) of the aggregate dollar amount of shares sold in the Community Offering, but excluding such shares sold by Selected Dealers. In connection with shares sold by Selected Dealers, the total commission shall not exceed four and one-half percent (4.5%).

                  (ii) In addition to the fees described in subparagraph (i) of this Section 3(d), the Company and the Association jointly and severally, agree to reimburse Trident for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Trident in connection with the Conversion, which expenses shall not exceed $47,000 (of which $10,000 has previously been paid to Trident as an advance) without the Association's consent; provided, however, that such $47,000 shall be exclusive of fees and disbursements of counsel and any expenses payable by the Association and the Company pursuant to subparagraph (iii) of this Section 3(d) to the extent incurred in the first instance by Trident. The expenses to be reimbursed hereunder, including fees and disbursements of Trident's counsel, shall be payable by the Association and the Company as they are incurred by Trident and billed to the Association, and shall be payable whether or not the Closing occurs or this Agreement is terminated for any reason.

                  (iii) Whether or not the Closing occurs or this Agreement is terminated for any reason, (I) the Company and the Association will pay all expenses incident to the performance of their obligations in connection with the Conversion, including, without limitation, all fees and disbursements of their counsel, all expenses incurred in the preparation, printing, filing and distribution of all documents relating to the Conversion, telephone charges, air freight, rental equipment, supplies, marketing materials, all fees and expenses of the Company's transfer agent and all transfer taxes payable with respect to the sale of the Shares, (II) the Company and the Association will reimburse Trident for all expenses required to be reimbursed pursuant to subparagraph (d)(ii) of this
                  Section 3 and (III) the Company and the Association will reimburse Trident for any out-of-pocket accountable expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 5(d) of this Agreement and the preparation of memoranda relating thereto and for any filing fees of the NASD relating to the Shares. The expenses to be reimbursed to Trident pursuant to subparagraph (d)(iii)(I) and (III) of this Section 3 shall be in addition to, and not subject to the limitations on, the expenses to be reimbursed to Trident pursuant to (ii) above.

      (e) Termination. The employment of Trident hereunder shall terminate upon the first to occur of the following: (i) the forty-fifth day after the expiration of the Subscription Offering, unless the Association and the Company, with the approval of the OTS, are permitted to extend such date; (ii) the Closing; or (iii) the termination of this Agreement pursuant to Section 10 hereof.

         4. Closing.

      (a) Subject to the terms and upon the conditions of the Agreement, the closing of the purchase and sale of the Shares (herein referred to as the "Closing") shall take place at the offices of Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana, at 10:00 a.m., Indianapolis time, on a business day which is agreed upon by the parties hereto, but which is not later than the fifth business day after the date upon which the Association certifies to the OTS that at least the minimum number of Shares permitted to be sold in the Conversion has been sold against payment therefor (herein referred to as the "Closing Date").

     (b) In accordance with the regulations of the OTS and the Regulations, before the commencement of the Subscription Offering, appropriate arrangements will be made for placing the funds received in payment for the shares of Common Stock in the Escrow Account until such shares are sold and paid for at the Closing. If the Closing does not occur within the time specified in Section 3(e)(i) of this Agreement, the Association will promptly refund all funds in the Escrow Account to the persons who have the beneficial interests therein.

      (c) At the Closing, the Shares will be issued by the Company against payment of the purchase price therefor by wire transfer in immediately available funds from the Escrow Account. Certificates representing the Shares shall be prepared in definitive form and in such denominations and registered in such names as set forth in the Order Forms or, in the case of Shares not subscribed for pursuant to Order Forms, in such names as Trident (or Selected Dealers, if applicable) may request, upon at least two business days' prior notice to the Association, and shall be, (i) in the case of Shares subscribed for pursuant to Order Forms, delivered by the Company directly to the purchasers thereof as promptly as practicable following the Closing, and (ii) in the case of Shares not subscribed for pursuant to Order Forms, made available for checking and packaging at least one business day before the Closing at a location to be designated by Trident.

     5. Further Agreements. The Company and the Association, jointly and severally, covenant and agree that:

      (a) The Company will deliver to Trident, from time to time, such number of copies of the Prospectus as Trident may reasonably require. The Company hereby authorizes and directs Trident to use the Prospectus in connection with the offer and sale of the Shares.

      (b) The Company will notify Trident immediately upon obtaining knowledge thereof, and confirm the notice in writing: (i) when any post-effective amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for such purpose; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement or from the staff of the OTS relating to the Form AC or the Form H-(e)1-S; and
(v) of the receipt of any comments from the staff of the FRB relating to the Form FR Y-3. In the event the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

      (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply with all requirements of the Act, as now in effect and as hereafter amended, and with the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is used in connection with the offer and sale of the Shares, any event relating to or affecting the Company, the Association or Citizens shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for Trident, to amend, or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, the Company shall forthwith prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or as to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection (c), the Company, the Association and Citizens shall furnish such information with respect to themselves as Trident from time to time reasonably may request.

      (d) The Company will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or "blue sky" laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company will not be obligated to qualify as a foreign corporation under the laws of any such jurisdiction. In each jurisdiction in which such qualification or registration will be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, will file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

      (e) The liquidation account for the benefit of eligible account holders as of December 31, 1994 and supplemental eligible account holders as of [June 30, 1996], will be duly established and maintained in accordance with the requirements of the OTS and such eligible account holders and supplemental eligible account holders who continue to maintain their savings accounts in the Association will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of the Shares in the event of a complete liquidation of the Association.

      (f) The Company will file a  registration  statement  for the Shares under
Section 12(g) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), upon completion of the Subscription Offering and the Community Offering pursuant to the Plan of Conversion and will request that such registration statement become effective upon the completion of the Conversion. The Company will maintain the effectiveness of such registration under Section 12(g) of the Exchange Act for not less than three (3) years or such shorter period as may be required by the OTS' approval of the Form AC.

      (g) For a period of three (3) years from the date of this Agreement, the Company will furnish the following to Trident:

               (i) As soon as publicly available after the end of each fiscal year, a copy of its Annual Report to Shareholders for such year;

               (ii) As soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders; and

               (iii) From time to time, such other public information concerning the Company as Trident may reasonably request.

         (h) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (i) The Company will not deliver the Shares until each and every condition set forth in Section 6 of this Agreement has been satisfied in full, unless such condition is waived in writing by Trident.

         (j) The Company will provide Trident with any information necessary to assist Trident in allocating the Shares in the event of an oversubscription. Such information will be accurate and reliable. The Company will indemnify and hold harmless Trident from and against any liability arising out of any records of account holders, other depositors, borrowers or other members of the Association delivered to Trident by the Company or the Association or their agents for use during the Conversion.

         (k) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

      6. Conditions of Trident's Obligations. The obligations of Trident set forth in this Agreement shall be subject to the accuracy of the representations and warranties contained in Section 2 of this Agreement as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company, the Association and Citizens made pursuant to the provisions hereof, to the performance by the Company and the Association of their obligations hereunder, and to the following additional conditions:

      (a) At the Closing Date, the Company and the Association will have satisfied the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with the Plan of Conversion and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and conditions precedent to the Conversion imposed by, among other authorities, the OTS and/or the Commission.

      (b) At the Closing Date, the Company and the Association will have satisfied the conditions precedent to, and will have effected the Acquisition in all material respects in accordance with the Purchase Agreement and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and conditions precedent to the Acquisition imposed by, among other authorities, the FRB, the OTS and/or the Commission.

     (c) On the Closing Date, Trident shall receive an opinion of Barnes & Thornburg, special counsel for the Company and the Association (hereinafter referred to as "Special Counsel"), dated as of the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

         (i) The Company is a corporation duly organized and validly existing under the laws of the State of Indiana with full power and authority to own its properties and conduct its business as set forth in the Prospectus. The Company has all necessary corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. To their knowledge, the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, all of which are in full force and effect, and the Company is in all material respects complying therewith.

         (ii) The Association is a mutual savings association validly existing and in good standing under the laws of the United States with full power and authority to own its properties and conduct its business as set forth in the Prospectus and is a member in good standing of the Federal Home Loan Bank of Indianapolis. The Association has all necessary corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. The deposit accounts of the Association are insured up to applicable limits by the FDIC. To their knowledge, the Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, all of which are in full force and effect, and the Association is in all material respects complying therewith.

         (iii) The Company has all necessary corporate power and authority to enter into the Purchase Agreement, to perform all of its obligations thereunder and to consummate the Acquisition contemplated thereby. To their knowledge, the Company has obtained all licenses, permits and other governmental authorizations currently required for it to act as the holding company of Citizens, all of which are in full force and effect, and the Company is in all material respects complying therewith.

         (iv) The Plan of Conversion has been adopted by the Board of Directors and members of the Association and approved by the Board of Directors of the Company. As of the date of this Agreement, no person has sought to obtain review of the final action of the OTS in approving the Plan of Conversion, the Conversion or the Form H-(e)l-S pursuant to the HOLA, as amended, or any other statute or regulation.

         (v) The Purchase Agreement has been adopted and approved by the Board of Directors of the Company. As of the date of this Agreement, no person has sought to obtain review of the final action of the FRB in approving the Acquisition, the Company's application to become the bank holding company for Citizens or the Form FR Y-3 pursuant to the BHCA, as amended, or any other statute or regulation.

         (vi) Upon the effectiveness of the amendment of the Association's Charter and Bylaws in accordance with the rules and regulations of the OTS and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and the Plan of Conversion, (I) the Association will be converted pursuant to the Plan of Conversion to a capital stock savings association duly organized, validly existing and in good standing under the laws of the United States with full power and authority to own its property and conduct its business as described in the Prospectus; (II) all of the outstanding capital stock of the Association will be owned of record and beneficially by the Company; and (III) the Company will have no direct subsidiaries other than the Association and Citizens.

         (vii) Each of the Company and the Association is duly qualified and in good standing to do business as a foreign corporation in all jurisdictions in which the conduct of its business requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on either the Company or the Association.

         (viii) Each of the Association and the Subsidiaries has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on its financial condition, business or results of its operations; and all such licenses, permits and other governmental authorizations are in full force and effect.

         (ix) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been fully and validly authorized by all necessary action on the part of each of the Company and the Association. This Agreement is a legal, valid and binding obligation of each of the Company and the Association, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity and except as the obligations of the Company and the Association under the indemnification and contribution provisions of Sections 7 and 8 hereof may be unenforceable or against public policy, as to which no opinion need be rendered.

         (x) Each of the Company and the Association has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the terms and conditions hereof. Without limiting the generality of the foregoing sentence, the Company has the power, authority, authorizations, approvals and orders
         (I) to issue and sell the Shares to be sold by the Company in accordance with this Agreement, (II) upon consummation of the Acquisition, to hold the Citizens Shares as owner of record and (III) to become the bank holding company for Citizens. The Association has the power, authority, authorizations, approvals and orders to issue and sell the shares of its capital stock to the Company as provided in the Plan of Conversion, subject to the issuance of an amended Charter in the form required for a federal stock savings and loan association (hereinafter referred to as the "Stock Charter"). The form of the Stock Charter has been approved by the OTS.

         (xi) To their knowledge, neither the Company nor the Association is in violation of any rule or regulation of the Commission or the OTS, which might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets, or properties of the Company or the Association. To their knowledge, the Association is not subject to any written directive from the OTS or the FDIC (or their predecessors) to make any material change in the method of conducting its business or affairs and has conducted its business in material compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the FHLB of Indianapolis, the OTS, and the FDIC, or their predecessors). Except as set forth in the Prospectus, to their knowledge, there is not pending or threatened any litigation, charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body which might affect the performance of the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby or which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company or the Association.

         (xii) To their knowledge, no material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of either the Company or the Association in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition (financial or otherwise) of the Company or the Association. To their knowledge, such agreements are in full force and effect, and no other party to any such agreement has instituted or threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder.

         (xiii) To their knowledge, neither the Company nor the Association is in violation of their respective charter, articles of incorporation or bylaws or in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness. The execution, delivery and fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the respective charter, articles of incorporation or bylaws of the Company or the Association or, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under any material agreement, indenture or other instrument by which either the Company or the Association is bound, or under any governmental license or permit or any law, administrative regulation or authorization, approval or order, court decree, injunction or order to which the Company or the Association is subject.

         (xiv) No equity or debt securities of the Company have ever been issued or are outstanding. Upon the consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the caption "Capitalization," adjusted to give effect to the actual sale of the Shares. The offer, sale and issuance of the Shares have been duly authorized by all necessary action of the Company and approved by the OTS. When issued in accordance with the terms of the Plan of Conversion, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof set forth in the Prospectus. The issuance of the Shares is not subject to preemptive rights. Good title to the Shares will be transferred to the purchasers thereof upon issuance thereof against payment therefor. The certificates evidencing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

         (xv) No equity securities of the Association have ever been issued or are outstanding. The offer, sale and issuance of the capital stock of the Association to the Company have been duly authorized by all necessary action of the Association and the Company and approved by the OTS. Immediately after the Closing Date, the authorized capital of the Association will consist of 1,000 shares of common stock, par value $.01 per share, 1,000 of which will be issued to the Company, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which will be issued or outstanding. When issued in accordance with the terms of the Plan of Conversion, such common stock will be validly issued, fully paid and nonassessable. There are no preemptive rights or rights to subscribe for or to purchase any capital stock of the Association. None of the shares of such capital stock will be issued in violation of any rights of any member of the Association. Good title to such capital stock will be transferred to the Company upon issuance thereof against the payment to the Association of all but 60% of the net proceeds of the sale of the Shares, after giving effect to the ESOP Loan, in cash, free and clear of all claims, encumbrances, security interests and liens whatsoever. Upon the consummation of the Conversion, the liquidation account will be duly established in accordance with the requirements of the OTS and the Plan of Conversion.

         (xvi) At the Closing Date, the Company and the Association will have satisfied all material conditions precedent to, and conducted the Conversion in all material respects in accordance with, the Plan of Conversion, the Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the consummation of the transactions contemplated by the Plan of Conversion and the approval of the Form AC and the Form H-(e)l-S imposed upon them by the OTS.

         (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares, except (i) the approval of the OTS, (ii) the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the OTS, (iii) the issuance to the Association of the Stock

         Charter by the OTS, (iv) the approval of the Form H-(e)1-S, (v) the approval of the NASD of the fairness of the compensation to be paid to Trident pursuant to this Agreement, (vi) the approval of the FRB, (vii) the listing of the Shares on the NASDAQ Small Cap Market, and (viii) as may be otherwise required under the securities laws of various jurisdictions.

         (xviii) The Company may offer, issue and sell the Shares in the Subscription Offering and, if necessary, in the Community Offering without registration of the Company or its directors, officers or employees as brokers, dealers, salesmen or investment advisors under the Exchange Act or the Investment Company Act of 1940.

         (xix) The statements in the Prospectus under the captions "Dividend Policy," "Capitalization," "Regulation," "Taxation," "The Conversion," "Restrictions on Acquisition of the Holding Company" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by such Special Counsel and are correct in all material respects.

         (xx) The Form AC and the Form H-(e)1-S have been approved by the OTS and the Prospectus has been authorized by the OTS and the Commission. The Stock Charter has been approved by the OTS. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission. No proceedings are pending by or before the Commission or the OTS seeking to revoke or rescind the orders declaring the Registration Statement or the Prospectus effective nor, to their knowledge, are any such proceedings contemplated or threatened.

         (xxi) The Form AC, the Registration Statement and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of the Act, and the applicable rules, regulations, and all written decisions and orders of the OTS and the Commission, as the case may be (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data included therein as to which no opinion need be expressed). All documents and exhibits required to be filed with the Form AC and the Registration Statement (in each case as amended or supplemented, if so amended or supplemented) have been so filed, the description in the Form AC and the Registration Statement of such documents and exhibits is accurate in all material respects and presents fairly the information required to be shown. To their knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or the Prospectus which are not described and there are no statutes or regulations applicable to, certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by, or legal or governmental proceedings, past, pending or threatened, against the Company or the Association of a character required to be disclosed in the Form AC, the Registration Statement or the Prospectus which have not been so disclosed and properly described therein.

         (xxii) In connection with the preparation of the Registration Statement and Prospectus, Special Counsel has participated in conferences with certain officers, employees and other representatives of, and certain representatives of the independent public accountants for the Company and the Association as well as reviewed various documents and other information deemed relevant thereto and, in connection therewith, nothing has come to the attention of Special Counsel that would lead them to believe (I) that the Registration Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which Special Counsel need not express an opinion), at the time it became effective, at the time any post-effective amendment thereto became effective and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (II) that the Prospectus, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which Special Counsel need not express an opinion), at the time the Registration Statement became effective or at the time any amendment or supplement to the Prospectus was filed with the Commission or transmitted to the Commission for filing, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, Special Counsel may state that they have not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, do not assume any responsibility for the accuracy or completeness thereof.

     In giving such opinion, such counsel may rely as to certain matters of fact on certificates of officers and directors of the Company and the Association, and certificates of public officials delivered pursuant hereto and on the opinion of qualified local counsel, satisfactory to Trident, with respect to matters particularly within the knowledge and scope of representation of such counsel. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

      (d) On the Closing Date, Trident shall have received such opinion of Thacher Proffitt & Wood, counsel for Trident, with respect to certain matters as Trident may reasonably request, and such counsel shall have received such documents, papers and records as they request for the purpose of enabling them to pass upon such matters.

      (e) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Board of Directors of the Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

      (f)  Prior  to and at the  Closing  Date,  in the  reasonable  opinion  of
Trident: (i) there shall have been no material adverse change in the financial or other condition of the Company or the Institutions considered as one enterprise from that as of the latest date as of which such condition is set forth in the Prospectus; (ii) there shall have been no material transaction entered into by the Company or the Institutions from the latest date as of which the financial condition of the Company or the Institutions is set forth in the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business; (iii) neither the Company nor the Association shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting their respective businesses with which they have not complied (which direction, if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations, financial condition or income of the Company or the Association; (iv) Citizens shall not have received from the OCC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations, financial condition or income of Citizens; (v) no action, suit or proceeding, at law or in equity, or before or by any federal or state commission, board or other administrative agency, or before any arbitrator or arbitrators, shall be pending or threatened against the Company or the Institutions or affecting any of their respective assets wherein an unfavorable decision, ruling or finding materially and adversely would affect the business, operations, financial condition or income of the Company or the Institutions; and (vi) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of each jurisdiction upon which Trident and the Company shall have agreed.

         (g) At the Closing Date, Trident shall receive a certificate of the President and the Principal Financial Officer of each of the Company and the Association (hereinafter referred to as the "Officers"), dated the Closing Date, to the effect that: (i) the Officers have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the

Prospectus which has not been so set forth, including, without limitation, any material adverse change in the business, financial condition, income or operations of the Company or the Association and the conditions set forth in clauses (ii) through (iv) inclusive of subsection (g) of this Section 6 have been satisfied; (iii) no order has been issued by the Commission, the OTS or the FRB to suspend the approval of the Acquisition, the effectiveness of the Prospectus or to terminate the Subscription Offering or the Community Offering and, to the best knowledge of the Officers, no action for such purposes has been instituted or threatened by the Commission, the OTS or the FRB; (iv) to the best knowledge of the Officers, no person has sought to obtain review of the final action of the OTS approving the Plan pursuant to Section 5(i)(2)(B) of the Home Owners' Loan Act of 1933, as amended; (v) to the best knowledge of the Officers, no person has sought to obtain review of the final action of the FRB approving the Acquisition and Purchase Agreement pursuant to the BHCA; and (vi) all of the representations and warranties contained in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on the Closing Date.

         (h) At the Closing Date, Trident shall receive a certificate of the President and the Principal Financial Officer of Citizens (hereinafter referred to as the "Citizens Officers"), in form and substance reasonably satisfactory to Trident, dated the Closing Date, to the effect that:

         (i) the consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of Citizens at the respective dates indicated and the results of operations, retained earnings and cash flows for the periods specified comply as to form in all material respects with the applicable accounting requirements of the Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein;

         (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of Citizens, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by Citizens other than those in the ordinary course of business, which are material with respect to Citizens;

         (iii) Citizens is a national banking association in stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; Citizens has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of Citizens; all such licenses, permits and other governmental authorizations are in full force and effect and Citizens is in all material respects in compliance therewith; Citizens has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of Citizens;

         (iv) all acts or other proceedings required to be taken by or on the part of Citizens, including the consummation of the Acquisition, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the Acquisition, have been properly taken or obtained; neither the execution and delivery of the Purchase Agreement nor the consummation of the Acquisition, with or without the giving of notice or the lapse of time, or both, will: (I) violate any provision of the charter or bylaws of Citizens, or (II) violate, conflict with, result in the material breach or termination of, constitute a material default thereunder, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of Citizens pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which Citizens is a party or which it or any of its properties or assets may be bound, or violate any statute, rule, or regulation applicable to Citizens, and to their knowledge, there exists no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated under this Agreement or the Purchase Agreement or as is required for consummation of the Acquisition;

         (v) the deposit accounts of Citizens are insured to applicable limits by the FDIC;

         (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated in the Prospectus, Citizens has not (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of Citizens' business, excluding transactions in the ordinary course of business and consistent with past practice or as otherwise indicated in the Prospectus;

         (vii) Citizens is not in violation of its charter or bylaws; and Citizens is not in default (nor has any event occurred which, with notice or lapse of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Citizens is a party or by which it may be bound, or to which any of its property or assets is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Citizens;

         (viii) no labor dispute with the employees of Citizens exists or, to its knowledge, is imminent;

         (ix) Citizens has good and marketable title to all properties and assets for which ownership is material to its business and to those properties and assets described in the Prospectus as owned by Citizens free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to business; and all of the leases and subleases material to the business of Citizens under which it holds properties, including those described in the Prospectus, are valid and binding agreements of Citizens enforceable in accordance with their terms;

         (x) Citizens is not in violation of any rule or regulation of the Commission, the FRB or the OCC, which might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets, or properties of Citizens or the consummation of the Acquisition. To their knowledge, Citizens is not subject to any written directive from the OCC or the FDIC (or their predecessors) to make any material change in the method of conducting its business or affairs and has conducted its business in material compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the OCC, and the FDIC, or their predecessors).

         (xi) Citizens is not in violation of any directive from the OCC to make any material changes in the method of conducting its business; Citizens has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OCC or the FDIC);

         (xii) there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of Citizens, threatened against or affecting Citizens which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of Citizens, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Acquisition; all pending legal or governmental proceedings to which Citizens is a party or of which any of its property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are considered in the aggregate not material.

         (xiii) all of the loans represented as assets on the most financial statements or selected financial information of Citizens included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of Citizens;

         (xiv) to the knowledge of Citizens, no employee of Citizens has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law;

         (xv) Citizens is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder;

         (xvi) Citizens and any properties owned or operated by Citizens (I) are in compliance with all laws, rules and regulations relating to environmental protection, (II) Citizens has no reason to believe that it is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on Citizen, (III) there are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of Citizens threatened against it relating to environmental protection, and (IV) no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by Citizens or, to the best of its knowledge, has occurred on, in, at or about any of the facilities or properties of Citizens except such disposal, release or discharge which, if discovered, would not have a material adverse effect on Citizens; and

         (xvii) Citizens has filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

      (i) At the Closing Date, Trident shall receive, among other documents, (i) a copy of the letter from the OTS approving the Conversion and authorizing the use of the Prospectus, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of a letter from the OTS evidencing the good standing of the Association; (iv) a copy of a Certificate of Existence in respect of the Company from the Indiana Secretary of State; (v) a copy of the Company's articles of incorporation certified by the Indiana Secretary of State; (vi) a copy of the letter from the OTS approving the Association's Stock Charter; and (vii) a copy of the letter from the FRB approving the Acquisition.

      (j) As soon as available after the Closing Date, Trident shall receive a certified copy of the Association's Stock Charter executed by the OTS.

      (k) Concurrently with the execution of this Agreement, Trident shall have received letters from Grant Thornton LLP, independent certified public accountants, dated the date hereof and addressed to Trident: (i) confirming that Grant Thornton LLP is a firm of independent public accountants within the meaning of the Act and the Regulations and 12 C.F.R. ss. 571.2(c)(3) and stating in effect that in Grant Thornton LLP's opinion the financial statements of the Association and the Subsidiaries as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors of the Association, meetings of members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any material increase in borrowings, defined as advances from the FHLB of Indianapolis, securities sold under agreements to repurchase and any other form of debt other than deposits of the Association (increases in borrowings will not be deemed to be material if such increase in total borrowings outstanding does not exceed $1,000,000); (C) there was any decrease in retained earnings of the Association at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus; or (D) there was any decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus, and ended on the latest month end prior to the date of the Prospectus or of such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination of the Association referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (l), they have compared with the general accounting records of the Association, which are subject to the internal controls of the Association, accounting system and other data prepared by the Association, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

      (l) Concurrently with the execution of this Agreement, Trident shall have received a letter from Grant Thornton LLP, independent certified public accountants, dated the date hereof and addressed to Trident, stating in effect that: (i) on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Citizens prepared by Citizens, a reading of the minutes of the meetings of the Board of Directors of Citizens, and consultations with officers of Citizens responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any material increase in borrowings, defined as advances from the FHLB of Indianapolis, securities sold under agreements to repurchase and any other form of debt other than deposits of Citizens (increases in borrowings will not be deemed to be material if such increase in total borrowings outstanding does not exceed $1,000,000); (B) there was any decrease in retained earnings of Citizens at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus; or (C) there was any decrease in net income or net interest income of Citizens for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus, and ended on the latest month end prior to the date of the Prospectus or of such letter as compared to the corresponding period in the preceding year; and (ii) stating that, in addition to the performance of the procedures referred to in clause (i) of this subsection (m), they have compared with the general accounting records of
Citizens, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

      (m) Concurrently with the execution of this Agreement, Trident shall have received letters from the public accounting firms of Sherman, Barber & Mulliken and Alexander X. Kuhn & Co., which shall confirm that: (i) each of Sherman Barber & Mulliken and Alexander X. Kuhn & Co. is a firm of independent public accountants within the meaning of the Act and the Regulations and 12 C.F.R. ss. 571.2(c)(3) and stating in effect that in each of their opinions the financial statements of Citizens as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Regulations and generally accepted accounting principles. Concurrently with the execution of this Agreement, Trident also shall have received a letter from Sherman, Barber & Mulliken stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Citizens prepared by Citizens, a reading of the minutes of the meetings of the Board of Directors of Citizens and consultations with officers of Citizens responsible for financial and accounting matters, nothing came to their attention which caused them to believe that such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus.

       (n) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Grant Thornton LLP, independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to subsections (k) through (l) inclusive as of a specified date not more than five (5) business days prior to the Closing Date.

     (o) All corporate proceedings and action taken by the Company or the Association in connection with the issuance and sale of the Shares and the Acquisition as herein contemplated and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to Trident and their counsel.

     All such opinions, certificates, letters and documents prepared for Trident's reliance shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and their counsel, satisfactory to Trident and their counsel. Any certificates signed by an officer or director of the Company, the Association or Citizens prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company, the Association and Citizens to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement in accordance with the foregoing, the Company or the Association shall reimburse Trident for its accountable expenses as provided in Section 3(d) of this Agreement.

     7. Indemnification. The Company and the Association, jointly and severally, hereby agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act:

     (a) Against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, legal fees and expenses, reasonably incurred by Trident in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) (i) arising out of any misrepresentation by the Company or the Association in this Agreement, including, but not limited to, the breach of any representation or warranty set forth in this Agreement, or any breach of warranty by the Company or the Association with respect to this Agreement or (ii) arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (I) the Registration Statement or the Prospectus or (II) any application (including, but not limited to, the Form AC) or other document or communication (hereinafter collectively referred to in this Section 7 as the "Applications") prepared or executed by or on behalf of the Company or the Association or based upon written information furnished by or on behalf of the Company or the Association with the consent of the Company or the Association to effect the Conversion, the Acquisition or qualify the Shares under the securities law of the United States or any state or filed with the Commission, the OTS or the FRB, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application. This indemnity shall be in addition to any liability the Company or the Association may have to Trident otherwise.

      (b) Against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or the Association.

      (c)  Against  any and all  expenses  whatsoever  (including  the  fees and disbursements of counsel chosen by Trident) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsection (a) or (b) of this Section 7.

      (d) Trident hereby agrees to indemnify and hold harmless the Company and the Association, their respective officers, directors and employees and each person, if any, who controls the Company and the Association within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof or in any Application in reliance upon, and in conformity with, written information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application.

      (e) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation, except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless
(i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 7 if any settlement of any such action is effected without such indemnifying party's consent.

         8. Contribution.

      (a) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 7 of this Agreement is for any reason held to be unavailable to Trident other than in accordance with its terms, the Company and/or the Association and Trident shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and/or the Association and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Association on the one hand and Trident on the other from the offering of the Shares or, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and/or the Association on the one hand and Trident on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Association, on the one hand, and Trident, on the other, shall be deemed to be in the same proportions as the total proceeds from the Conversion (before deducting expenses) received by the Company and/or the Association bear to the total fees received by Trident under this Agreement. The relative fault of the Company and/or the Association on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association or by Trident, the relative intent of the parties, the knowledge of the parties, access to information, and opportunity to correct or prevent such statement or omission.

      (b) The Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         9. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Association and Trident and the representations and warranties of the Company and the Association set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in Section 7 of this Agreement, and shall survive any termination of this Agreement and/or the issuance of the Shares. Any successor or assign of Trident, the Company or the Association, any such controlling person and any legal representative of Trident, the Company or the Association, and any such controlling person of Trident, the Company or the Association shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations contained in this Agreement.

       10. Termination. Trident may terminate this Agreement by giving notice at any time after this Agreement becomes effective, as follows:

      (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make impracticable, in Trident's opinion, proceeding with the offering of the Shares; or if trading on the New York Stock Exchange shall have been suspended or if limits in prices or volumes or the manner of trading shall have been imposed by the New York Stock Exchange; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company, the Association or Citizens; or if the Company, the Association or Citizens shall have sustained a material or substantial loss by, but not limited to, fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; if there shall have been a material adverse change in the condition or prospects of the Company, the Association or Citizens, considered as one enterprise; or if Trident elects to terminate this Agreement under any other section of this Agreement.

      (b) If Trident  elects to  terminate  this  Agreement  as provided in this
Section 10, the Company and the Association shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

      (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) of this Section 10, the Company or the Association shall reimburse Trident for any expenses incurred by them and reimbursable in accordance with Section 3(d)(ii) and (iii) of this Agreement.

       11. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and:

If sent to Trident, shall be mailed, delivered or telegraphed and confirmed to:

         Trident Securities, Inc.
         4601 Six Forks Road, Suite 400
         Raleigh, North Carolina 27609


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



         Attention: Mr. Timothy Lavelle

with a copy to:

         Richard A. Schaberg, Esq.
         Thacher Proffitt & Wood
         1500 K Street, N.W. Suite 200
         Washington, D.C. 20005

If sent to the Company or the Association, shall be mailed, delivered or telegraphed and confirmed to:

         Madison First Federal Savings and Loan Association
         303 Clifty Drive
         P.O. Box 626
         Madison, Indiana 47250
         Attention: James E. Fritz

with a copy to:

         Claudia V. Swhier, Esq.
         Barnes & Thornburg
         1313 Merchants Bank Building
         11 South Meridian Street
         Indianapolis, Indiana 46204

      12. Parties. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Association and the controlling persons and indemnified parties referred to in Section 7 of this Agreement, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, or in respect of, or by virtue of, this Agreement or any provision herein contained.

      13. Closing. At the Closing, Trident shall submit a list of the persons subscribing for the Shares and the number of Shares so subscribed. The Company or the Association shall deliver to Trident in immediately available funds the fees, commissions and remaining expenses due and owing to Trident as set forth in Section 3(d) of this Agreement and the opinions and certificates required hereby and other documents deemed reasonably necessary by Trident shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

      14. Partial Invalidity. In the event that any term, provision or covenant of this Agreement or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of such term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant of this Agreement shall be valid and enforceable to the full extent permitted by law.

       15. Construction. This Agreement shall be construed in accordance with the substantive laws of the State of Indiana, except to the extent that federal law applies.

       16.   Counterparts.   This   Agreement   may  be   executed  in  separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

      If the foregoing correctly sets forth the understanding between Trident and the Company and the Association, please so indicate in the space provided below for that purpose, whereupon it shall constitute a binding agreement between Trident and the Company and the Association.


Very truly yours,


RIVER VALLEY BANCORP



By:
     -------------------------------------
     James E. Fritz
     President and Chief Executive Officer


MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION




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


By:
     -------------------------------------
     James E. Fritz
     President and Chief Executive Officer


Accepted as of the date first above written.
                                                     TRIDENT SECURITIES, INC.




                                                     By:
                                                        ------------------------
                                                              Timothy E. Lavelle
                                                              President




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